EXHIBIT 10.41

EXERCISE NOTICE

THE UNDERSIGNED holder hereby exercises the right to purchase 130,000,000 of the shares of Common Stock (“Warrant Shares”) of Lingerie Fighting Championsh, a Delaware corporation (the “Company”), evidenced by the attached copy of the Common Stock Purchase Warrant (the “Warrant”) issued on 3/22/2019. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.	Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check one):

☐ a cash exercise with respect to	Warrant Shares; or
☑ by cashless exercise pursuant to the Warrant.

X=	Y (A-B) A

X=	134,534,884 ($ 0.0089 - $ 0.0003 ) $ 0.0089

130,000,00 = 134,534,884 *($ 0.0086 ) $ 0.0089

Where	X =	the number of Warrant Shares to be issued to Holder.
	Y =	the number of Warrant Shares that the Holder elects to purchase under this Warrant (at the date of such calculation).
	A =	the Market Price (at the date of such calculation).
	B =	Exercise Price (as adjusted to the date of such calculation).

3.	Delivery of Warrant Shares. The Company shall deliver to the holder 130,000,000 Warrant Shares in accordance with the terms of the Warrant.

☑

The Borrower shall electronically transmit the Common Stock issuable pursuant to this Exercise Notice to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

Name of DTC Prime Broker: LEK Securities

Account Number: AUCTUS

Date: 4/7/2021

AUCTUS FUND, LLC

By:	/s/ Lou Posner
Name:	Lou Posner
Title:	Managing Director